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                                                                     Exhibit 5.1


Robert S. Luce                                       399 Quentin Road, Suite A
Attorney at Law                                      Palatine, Illinois 60067
                                                     Tel No: (847) 776-9729
                                                     Fax No: (847) 963-2042
                                                     Email: rlucelaw@aol.com
                                                     Cell Phone:(847)899-1812
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                                February 20, 2002

Mr. David Calkins
President and CEO
Pacel Corp.
8870 Rixlew Lane
Suite 201
Manassas, VA 20109

                                RE:    Pacel Corp.
                                       Issuance of Common Shares for prospective
                                       Issuance as compensation to Consultants

Dear Mr. Calkins:

     I have been asked to act as counsel to Pacel Corp. ("Pacel") only in connection with the registration with the Securities and Exchange Commission on Form S-8 for shares of Pacel Corp. common stock ("Shares") that may be issued in connection with certain Consulting Agreements with Ms. Sara Wetzel, Robert Romine and James Carroll for 33,333,333 Shares each (the "Consulting Contracts"). I have acted as counsel to Pacel only on a limited basis in the past. In connection with that registration, I have reviewed the Board of Director's minutes relating to the proposed issuance of the Shares, the Pacel Articles of Incorporation and amendments thereto, the Pacel Bylaws and amendments thereto, and such other documents and matters as I have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is my opinion that the Shares when issued in conformance with the terms and conditions of the Consulting Contract, will be issued in substantial compliance with Virginia law.

     I express no opinion as to the application of other state or federal securities laws or other laws regarding the issuance and sale of the Shares. I am not licensed to practice law in the State of Virginia.

     I consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to me under the heading "Interests of Named Experts and Counsel" in the registration statement, but I do not consent to any other use of this letter without my prior written consent.


                                        Very truly yours,



                                        By:  /s/ Robert S. Luce
                                             --------------------------
                                                 Robert S. Luce